                                                                    EXHIBIT 11.1


                                                      WEIGHTED AVERAGE SHARES OUTSTANDING
                                                                 PERIODS ENDED
                                  ---------------------------------------------------------------------------
                                                    DECEMBER 31,                            JUNE 30,
                                  ------------------------------------------------  -------------------------
       DATE         TOTAL SHARES    1993        1994        1995          1996         1996          1997
------------------  ------------  ---------  ----------  -----------  ------------  -----------  ------------
4/20/93...........    1,521,000   1,521,000   1,521,000    1,521,000     1,521,000    1,521,000     1,521,000
1/20/94...........    4,563,000               4,312,973    4,563,000     4,563,000    4,563,000     4,563,000
3/16/95...........      155,994                              123,235       155,994      155,994       155,994
1/12/96...........      491,105                                            471,461      491,105       491,105
2/13/96...........      381,087                                            335,356      381,087       381,087
4/11/96...........       38,025                                             26,998       15,971        38,025
4/11/96...........      228,150                                            161,987       95,823       228,150
4/15/96...........       59,359                                             42,145       24,931        59,359
4/15/96...........      152,100                                            107,991       63,882       152,100
4/15/96...........    1,521,000                                          1,079,910      638,820     1,521,000
5/15/96...........      456,300                                            287,469      114,075       456,300
5/15/96...........      152,100                                             95,823       38,025       152,100
6/15/96...........       38,025                                             20,534        3,042        38,025
7/15/96...........       12,168                                              5,597                     12,168
7/15/96...........       38,444                                             17,684                     38,443
8/15/96...........      182,520                                             68,445                    182,520
9/15/96...........       10,934                                              3,171                     10,934
1/2/97............      152,100                                                                       152,100
2/10/97...........     (588,470)                                                                     (441,352)
Cheap stock
  options and
  warrants(1).....                2,887,237   2,887,237    2,887,237     2,887,237    2,887,237     2,887,237
                    ------------  ---------  ----------  -----------  ------------  -----------  ------------
  Total...........    9,564,940   4,408,237   8,721,210    9,094,472    11,851,801   10,993,990    12,599,295
                    ------------  ---------  ----------  -----------  ------------  -----------  ------------
                    ------------  ---------  ----------  -----------  ------------  -----------  ------------
                                                                                                 $    (76,562)
                                                                                                  (16,994,169)
  Net Loss........                $(188,000) $ (874,000) $(4,319,101) $(10,358,697) $(7,211,564)  (17,070,731)
                                             ----------  -----------  ------------  -----------  ------------
                                             ----------  -----------  ------------  -----------  ------------
  Net Loss Per
    Share.........                $    (.04) $     (.10) $      (.48) $       (.87) $      (.66) $      (1.36)
                                  ---------  ----------  -----------  ------------  -----------  ------------
                                  ---------  ----------  -----------  ------------  -----------  ------------


------------------------------

(1) Calculated using the treasury stock method.